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                                                                    Exhibit 11.1

                               POPE & TALBOT, INC.
                    STATEMENT SHOWING CALCULATION OF AVERAGE
                     COMMON SHARES OUTSTANDING AND EARNINGS
                            PER AVERAGE COMMON SHARE

                                                                                 Three Months Ended
                                                                                      March 31,
                                                                              -----------------------------
                                                                              1996                     1995
                                                                              ----                     ----
Weighted average number
     of common shares
     outstanding                                                             13,363,779            13,362,729

Application of the "treasury
     stock" method to the stock
     option plan                                                                      -                 9,632
                                                                            -----------           -----------

Total common and common
     equivalent shares,
     assuming full dilution                                                  13,363,779            13,372,361
                                                                            ===========           ===========


Net income (loss)                                                           $   345,000           $(1,234,000)
                                                                            ===========           ===========


Net income (loss) per common share,
     assuming full dilution                                                 $       .03           $      (.09)
                                                                            ===========           ===========

The computation of primary net income (loss) per common share is not included because the computation can be clearly determined from the material contained in this report.